DEED IN LIEU AGREEMENT

THIS DEED IN LIEU AGREEMENT (“Agreement”) is entered into as of February 7, 2012 (the “Effective Date”), by and among PRESIDIO HOTEL FORT WORTH, L.P., a Texas limited partnership (“Borrower”), PHM SERVICES, INC., a Nevada corporation (“PHM Services”), and PRESIDIO FT. WORTH HOTEL, L.L.C., a Nevada limited liability company (“Lender”).

RECITALS

A.           Borrower is the owner in fee simple of certain land and improvements located in Fort Worth, Texas (such land being more fully described on Exhibit A attached hereto and incorporated herein by this reference, the “Property”).

B.           Lender, as successor, and Borrower are parties to the following documents:  (i) Promissory Note Secured By Mezzanine Deed of Trust dated May 1, 2008; (ii) Mezzanine Deed of Trust, Security Agreement And Fixture Filing With Assignment of Rents dated as of April 30, 2008; (iii) Mezzanine Assignment of Leases and Rents dated as of April 30, 2008; (iv) Mezzanine Loan Agreement dated as of April 30, 2008; (v) Mezzanine Security Agreement dated as of April 30, 2008; (vi) Mezzanine Assignment of Agreements dated as of April 30, 2008; (vii) UCC-1 Financing Statement filed with the Texas Secretary of State as Instrument No. 08-0015967703; (vii) Mezzanine Guaranty dated as of April 30, 2008 executed by Sushil R. Patel, Elizabeth S. Brannon-Patel, Edward S. Delorme, Usha Delorme, PHM Services and PHG Tx. Management Corp. (collectively, the “Guarantors”); and (viii) Mezzanine Environmental Indemnity dated as of April 30, 2008.  All the foregoing documents and all other documents and instruments related thereto, as amended, are referred to herein as the “Loan Documents”.

C.           On January 17, 2012 Lender filed a Notice of Trustee’s Sale with the Tarrant County clerk’s office (the “Notice of Sale”).  Pursuant to the Notice of Sale, Edward J. Fields Jr., as trustee (“Trustee”), scheduled the Property and certain other related property to be sold by trustee’s sale on February 7, 2012 (the “Trustee’s Sale”).

D.           Borrower and Lender desire to enter into this Agreement in order to avoid the Trustee’s Sale and provide a deed-in-lieu to the Property to Lender, all pursuant to the terms and conditions of this Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt, fairness and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.           Pass on Trustee’s Sale.  Effective as of the Effective Date, Lender agrees to forego and not effect the Trustee’s Sale scheduled for February 7, 2012.  By its execution hereof, Lender hereby instructs the Trustee to forego and not conduct the Trustee’s Sale scheduled for February 7, 2012.

2.           Transfer of Property.  Concurrently with Borrower’s execution hereof, Borrower shall execute, acknowledge and deliver to Lender a grant deed for the Property in the form of Exhibit B (“Deed”).  Lender may immediately record the Deed in the Official Records of Tarrant County, Texas.  February 7, 2012 is referred to herein as the “Transfer Date”).

3.           Satisfaction and Covenant Not to Sue.  The transfer of the Property from Borrower to Lender pursuant to the Deed is, and shall be deemed to be, in full and complete performance of any and all covenants, agreements, obligations and liabilities of Borrower or Guarantors under the Loan Documents.  Such full and complete performance shall be presently operative and effective and not conditioned on any act, thing or circumstance.  Lender agrees not to commence any action, suit, claim or cause of action against Borrower or Guarantors with respect to any obligation under the Loan Documents. Notwithstanding the foregoing release, if the transfer shall be overturned by judicial decision in an action brought by Dougherty (defined below) then the provisions of this Agreement shall be of no force and effect.

4.           Release.  Borrower for itself and its respective successors and assigns, as of the Effective Date, hereby absolutely and irrevocably waives, releases and forever discharges Lender, and its respective members, managers, assigns, partners, officers, shareholders, directors, agents, servants, contractors, employees, parent and subsidiary corporations and predecessors-in-interest (collectively, “Released Parties”) from any and all claims, rights, demands, actions, suits, causes of actions, damages, counterclaims, defenses, losses, costs, obligations, liabilities and expenses of every kind or nature, known or unknown, suspected or unsuspected, fixed or contingent, foreseen or unforeseen (collectively “Claims”), arising out of or relating directly or indirectly to any circumstances or state of facts pertaining to the Loan or the Loan Documents, including Claims related to the actions of the Released Parties in administering the Loan or negotiating the Loan Documents and claims of lender liability, fraud, duress, illegality, usury, waiver, bad faith, interference in Borrower’s business, or any nonperformance of any agreement or obligation related thereto, or any statements, representations, acts or omissions, intentional, willful, negligent or innocent, by any of the Released Parties in any way connected with, relating to or affecting, directly or indirectly, the Loan or the Loan Documents.  The foregoing shall not constitute a release of any of Lender’s obligations under this Agreement.

5.           Asset Management. Lender hereby engages and appoints PHM Services, as Lender’s exclusive asset managing agent, to oversee operation of the Property on the terms and conditions set forth in this Agreement, and PHM Services agrees to perform on the terms and conditions set forth in this Agreement.

5.1           Status of PHM Services; Limitation on Authority.  PHM Services shall act under this Agreement as an independent contractor and not as Lender’s agent.  PHM Services shall not have the right, power or authority to enter into agreements or incur liability on behalf of Lender except as expressly set forth herein.  Any action taken by PHM Services which is not expressly permitted by this Agreement shall not bind Lender.

5.2           Standard of Performance.  PHM Services will perform its duties in a diligent, careful and professional manner to maximize all potential revenues to Lender and to minimize expenses and losses to Lender.  The services of PHM Services are to be of a scope and quality not less than those generally performed by a first class, professional asset manager of properties similar in type and quality to the Property and located in the same market area as the Property.  PHM Services will at all times act in good faith, in a commercially reasonable manner and as an independent contractor with respect to the proper protection of and accounting for the Property and its related property.

5.3           Duties of PHM Services.  Without limiting the obligations of PHM Services under other provisions of this Agreement, PHM Services will have the following specific duties:

(a)           Books and Records.  PHM Services is in possession of the books and records for the Property.  Lender may require PHM Services at any time during the term of this Agreement to furnish Lender a complete list of and copies of all books, records and personal property regarding the Property and any Property Documents (defined below) then known to PHM Services.

(b)           Oversight of Property Manager. PHM Services will use diligent, commercially reasonable efforts to oversee the efforts of the hotel manager, Richfield Hospitality, regarding the operation and management of the Property.

(c)           Property Documents.  Unless notified otherwise by Lender, PHM Services will pay all sums from time to time due from of the Property under and otherwise comply with the obligations of Lender under Dougherty Loan Documents (defined below), and any other service contracts and other agreements now or hereafter affecting the Property (the “Property Documents”).

(d)           Maintenance.  PHM Services will cause the hotel manager to maintain and repair the Property as required by the Property Documents and in accordance with standards acceptable to Lender.  PHM Services shall obtain (and record, if recording is necessary to make the same effective) from all contractors, subcontractors, vendors and suppliers to the Property, waivers of liens for any and all work, material and supplies furnished to or for the Property, prior to the payment of any compensation to, and, each time payment is requested by, any such contractor, subcontractor, vendor or supplier.

(e)           Taxes.  PHM Services will promptly send to Lender upon receipt all notices regarding taxes and recommend from time to time the advisability of contesting either the validity or the amount of the taxes on the Property.  Lender shall pay all such taxes unless Lender requests PHM Services to pay such taxes, in which case PHM Services shall pay such taxes.

(f)           Insurance.  PHM Services will carry, or cause the hotel manager, Richfield Hospitality, to carry such insurance as is required by the Dougherty Loan Documents.

(g)           Compliance With Laws.  PHM Services will take such action as may be necessary to comply with any and all laws applicable to the Property and PHM Services’ employees and with all orders regarding the Property of the Board of Fire Underwriters or other similar bodies, and which comes to PHM Services’ attention as a result of PHM Services’ diligent performance of its duties hereunder.

(h)           Construction.  If Lender should authorize any construction on the Property, PHM Services will  review and forward to Lender all drawings, plans and specifications pertaining to such construction, together with a recommendation as to approval thereof by Lender;  supervise the construction work;  solicit or supervise the solicitation of competitive bids;  review and forward to Lender copies of all bids obtained in accordance with any construction contract with a recommendation to Lender based on cost, quality, estimated completion date, and reputation of the contractors and, if requested by Lender, execute the construction contract on receipt of Lender’s written approval;  require that all construction contracts and subcontracts contain provisions adequately protecting Lender, in accordance with local procedures, against mechanic’s, materialmen’s or similar liens affecting the Property and requiring ten percent (10%) retention until at least thirty (30) days after completion;  inspect all work in place;  prepare and review all draw requests for submission to Lender and, if requested by Lender, pay all draw requests on approval by Lender;  obtain from each general contractor performing or contracting for the work  certificate(s) of insurance evidencing current comprehensive general liability ($2,000,000 per occurrence) including contractual and construction liability, auto liability, and  for contracts that exceed Two Hundred Fifty Thousand Dollars ($250,000) and/or six (6) months to complete, a statutory payment and performance bond covering such work.  The general contractor shall require any subcontractor engaged by it to obtain and maintain the same insurance coverage required of the general contractor.  Draw requests shall be paid in time to obtain any applicable discounts.

(i)           Notices.  PHM Services will promptly notify Lender of any of the following in any way relating to the Property: notice of any claim of violation of any governmental or legal requirement, any notice of any claim of liability, any summons or other legal process, any damage, any actual or alleged personal injury or property damage, any default or alleged default by landlord or tenant under any lease, and any other material information.  PHM Services will fully cooperate with Lender in all legal and arbitration proceedings relating to the Property.  PHM Services shall promptly investigate and make a full timely written report to Lender and to the applicable insurance company of all accidents and claims for damages relating to the Property, any damage or destruction to the Property and the estimated cost of repair thereof, and PHM Services shall prepare any and all additional reports required by any insurance company in connection therewith (all such reports shall be filed in a timely manner with the appropriate insurance company as required under the terms of the relevant insurance policy).

(j)           Contracts.  PHM Services will not execute or otherwise enter into or bind Lender as to any contract or agreement without  furnishing a copy of same to Lender and  receiving the prior written consent of Lender; provided, however, that PHM Services may enter into contracts on behalf of Lender in the ordinary course of the management of the Property for the acquisition of utility, maintenance and other services and for the furnishing of services to tenants of the Property if the expense to be incurred under any such contract is set forth in the most recent Budget approved by Lender, whether payable in installments or a lump sum.

(k)           Operating Account. PHM Services shall deposit all revenues collected from the operation of the Property, including any and all advance rents, into an Operating Account (“Operating Account”) designated by Lender twenty-four (24) hours of receipt.  Disbursements for all property expenses, unless otherwise specified in this Agreement, will be made by the PHM Services using the Operating Account.  The funds in the Operating Account may not be co-mingled with other funds of the PHM Services or funds of other properties.

(l)           Indemnity. PHM Services agrees to indemnify, defend and hold harmless Lender from and against any and all loss, costs, expenses (including reasonable attorneys’ fees) liability or damage suffered or incurred by Lender arising from or in connection with  the breach or failure of PHM Services to perform in accordance with the terms of this Agreement by PHM Services,  the willful or negligent act or omission of PHM Services or of its employees, or from any act or omission of PHM Services or of its employees which is contrary to applicable laws or regulations, hereof.

(m)           Records.  PHM Services shall maintain a comprehensive system of office records, books, accounts, correspondence, contracts and documents, which shall belong to Lender.  Lender and others designated by Lender shall at all times have access to such records, books, accounts, correspondence, contracts and documents, and to all vouchers, files and all other material pertaining to the Property and this Agreement, all of which PHM Services agrees to keep safe, available and separate from any records not having to do with the Property.  Lender shall have the right to conduct a review and/or audit of such records, books, accounts, correspondence, contracts and documents at its own expense, and PHM Services agrees that Lender and Lender’s auditors will have full and complete access to and cooperation from PHM Services’ officers, staff and other employees in connection with any such review and/or audit.  PHM Services shall hold all such books and records and make them available to Lender for three (3) years following the termination of this Agreement, unless Lender requests and receives all such books and records upon termination of this Agreement.

(n)           Budgets.  Within ten (10) days after the date of this Agreement, PHM Services shall deliver to Lender an itemized statement (a “Budget”) of the estimated receipts and disbursements for a twelve (12) month fiscal period with all subsequent Budgets due on each anniversary thereof.  Upon request by Lender, PHM Services shall submit a revised and updated Budget on or before January 31, April 30, and July 31 of each calendar year during the term of this Agreement.  Each Budget shall break down estimated receipts and disbursements on a month-by-month basis.  Lender will approve or disapprove each Budget in writing (as used herein, “approved Budget” means a Budget approved in writing by Lender) within a reasonable time after the receipt of same, and PHM Services will make any changes in the Budget requested by Lender.  PHM Services may revise budget from time to time as mutually agreed by Lender and PHM Services.  However, the budget must be amended if total operating expenses on a twelve (12) month annualized basis exceed one hundred five percent (105%) of the approved Budget.

(o)           Capital Expenses.  Capital expenditures shall be monitored separately from regular operating expenses.  PHM Services must obtain authorization from Lender before capital expenditures in excess of Ten Thousand Dollars ($10,000) are made.  Upon receipt of approval from the Lender for capital expenditures in excess of the amount described herein, PHM Services may commence the purchase and installation of major items and new or replacement equipment.  Upon completion of any capital project or upon completion of a significant portion of the project, PHM Services shall obtain an unconditional lien release for the final or substantial progress payment billed by the vendor.

(p)           Compensation for Asset Management Services.  PHM Services shall be paid One Thousand Dollars ($1,000) per month for its services.

(q)           Term.  This asset management assignment and appointment shall commence on the date of this Agreement and shall continue until July 31, 2012 unless sooner terminated as provided below;

(r)           Termination For Cause.  Lender may terminate the provisions of this Section 5 at any time, effective immediately upon notice to PHM Services, if  PHM Services defaults in its obligations under this Agreement and the default is not cured within thirty (30) days after receipt by Lender of written notice thereof setting forth the default; or  a petition for relief in bankruptcy or reorganization or arrangement under any state statute, filed by or against PHM Services or any affiliate of PHM Services.  PHM Services may terminate this Agreement, effective immediately upon notice to Lender, if Lender defaults in its obligations under this Agreement and the default is not cured within thirty (30) days after receipt by Lender of written notice thereof setting forth the default.

5.4           Marketing and Sale of Property.  PHM Services as asset manager pursuant to the provisions hereof and on behalf of Lender, shall use commercially reasonable efforts to market the Property for a sale to a third party by July 31, 2012. If the Property is under contract to a bone fide third party by July 31, 2012, then Lender will allow additional reasonable time for the closing of such sale, but not beyond October 31, 2012. Such sale shall be on terms and conditions acceptable to Lender in its reasonable discretion; provided, however, that Lender shall not withhold its consent to a sale of the Property if the purchase price for the Property is not less than the sum necessary for Lender to receive Eleven Million Dollars ($11,000,000) and if the purchase is otherwise on terms and conditions which are commercially reasonable.  Until July 31, 2012, PHM Services shall have the exclusive right to market the Property and discuss the sale with potential purchasers and other parties.  PHM Services shall have the right, on behalf of Lender, to enter into such agreements as are acceptable to Lender in its reasonable discretion for the listing of the Property in connection with such sale.

6.           Profit Sharing from Sale of Property.  As used herein, “Net Proceeds from Sale” shall mean the gross proceeds from a sale of the Property minus all normal and customary closing costs payable by Lender in connection with such sale.  Upon a sale or other transfer or conveyance of the Property in accordance with Section 5.4 above, the Net Proceeds from such sale shall be distributed as follows: (i) first, to Dougherty Funding, L.L.C., a Delaware limited liability company (“Dougherty”), to the extent necessary to satisfy amounts then due and owing to Dougherty pursuant to the loan extended by Dougherty (or by lenders for which Dougherty acts as agent) to Borrower and secured by a first priority lien on the Property, as evidenced by that certain Loan Agreement dated as of March 16, 2007 between Borrower and Dougherty, as amended and related Construction Deed of Trust and Fixture Filing, of even date therewith and recorded in the Official Records of Tarrant County Texas, under document number D207095284 (such Loan Agreement and Construction Deed of Trust and Fixture Filing, and all documents and instruments evidencing or securing the loan referenced in such Loan Agreement and Construction Deed of Trust and Fixture Filing being referred to herein as the “Dougherty Loan Documents”); (ii) second, Eleven Million Dollars ($11,000,00.00) to Lender, plus any out-of-pocket expenses of Lender and advances of working capital made by Lender with respect to the Property after the Effective Date to satisfy operating cash shortfalls for the Property, plus any payments made by Lender to Dougherty which reduces the principal amount due under the Dougherty Loan Documents; (iii) third, Three Million Dollars ($3,000,000.00) to PHM Services; and (iv) fourth, after payments of the amounts described in subparts (i) through (iii) above, fifty percent (50%) to Lender and fifty percent (50%) to PHM Services.  The rights of PHM Services under this Section 6 shall serve as separate and independent consideration for PHM Services’ agreement to serve as asset manager of the Property and to market the Property pursuant to Section 5 above.

7.           Miscellaneous.

7.1           Entire Agreement.  This Agreement supersedes any prior agreement, oral or written, and contain the entire agreement among Lender and Borrower with respect to the subject matter hereof.  Any amendment or supplement to this Agreement shall be null and void unless the same is in writing signed by all parties hereto.  This Agreement shall not create any rights in any third party, except as expressly provided in Section 7.8 below.  This Agreement and may be amended by the parties hereto as set forth herein without liability to any third party; provided, however, that if any such amendment decreases or limits the rights of the Guarantors, such amendment shall be effective as to the Guarantors only if such Guarantors consent to such amendment.

7.2           Further Assurances.  Each party shall cause to be executed, acknowledged or delivered any and all further instruments and documents as may be necessary or proper to carry out the intent and purpose of this Agreement.

7.3           Construction.  This Agreement shall be construed as a whole and in accordance with its fair meaning.  Captions and organizations are for convenience only and shall not be used in interpreting this Agreement.  Whenever the words “including”, “include” or “includes” are used in this Agreement, they shall be interpreted in a non-exclusive manner as though the words “without limitation” immediately followed the same.  Masculine, feminine, or neuter gender and the singular and the plural number, shall each be considered to include the other whenever the context so requires.

7.4           Governing Law.  This Agreement shall be governed by Texas law, without giving effect to any choice or conflict of laws principles.

7.5           Counterparts.  This Agreement may be executed in any number of counterparts so long as each signatory hereto or thereto executes at least one such counterpart.  Each such counterpart shall constitute one original but all such counterparts taken together shall constitute one and the same instrument.

7.6           Controversy.  In the event of any controversy, claim or dispute between or among the parties hereto affecting or relating to the purposes or subject matter of this Agreement, the prevailing party or parties shall be entitled to recover from the nonprevailing party or parties all of its expenses, including, but not by way of limitation, attorneys’ fees.

7.7           Transfer Subject to First Lien.  Lender acknowledges and agrees that the transfer of the Property pursuant to this Agreement is subject to the Dougherty Loan Documents and the first priority lien created under the Dougherty Loan Documents. Lender and Borrower shall cooperate and use commercially reasonable efforts for Lender to achieve a modification of the Dougherty Loan Documents to extend the maturity date thereunder. Lender shall use commercially reasonable efforts to defend any enforcement by Dougherty of the Dougherty Loan Documents against the Property (which might require a bankruptcy filing by Lender) or the Guarantors.

7.8           Guarantors Third Party Beneficiaries.  Guarantors are intended to be, and are, third party beneficiaries of this Agreement.

7.9           References.  References in this Agreement to paragraphs or Exhibits shall refer to paragraphs and exhibits to this Agreement unless the context requires otherwise.  All exhibits are hereby incorporated into this Agreement in their entirety by this reference.

7.10           Time of the Essence.  Time is of the essence of this Agreement.

7.11           Severability.  If any term or provision of this Agreement or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each such term and provision of this Agreement shall be valid and be enforced to the fullest extent permitted by law.

7.12           Confidentiality.  The terms of this Agreement shall be held in confidence by Borrower and Lender and shall not be disclosed by Borrower or Lender to any party, other than to Borrower’s or Lender’s respective attorneys or as required by applicable law.

 [Signatures appear on the following page.]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

“BORROWER”:

PRESIDIO HOTEL FORT WORTH, L.P.,
a Texas limited partnership

By:           Presidio Hotel GenPar, LLC, a Texas
limited liability company, its General Partner

BY:  _______________________________
NAME: SUSHIL PATEL
TITLE:  MANAGER

“LENDER”:

PRESIDIO FT. WORTH HOTEL, L.L.C., a Nevada limited liability company

BY:  _______________________________
NAME: _____________________________
TITLE:  ____________________________

“PHM SERVICES”:

PHM SERVICES, INC., a Nevada corporation

BY:  _______________________________
NAME: SUSHIL PATEL
TITLE:  AUTHORIZED OFFICER

EXHIBIT A

Legal Description

TRACT 1 (Fee Simple):

Being a tract of land situated in Ft. Worth, Tarrant County, Texas, and being all of Block D-1-R, a resubdivision of Block D-1, Dagget’s Addition, an addition to the City of Ft. Worth, Texas, according to the Plat recorded in Volume 388-81 on Page 28 of the Tarrant County Deed Records and being more particularly described as follows:

BEGINNING at the intersection of the South Line of 15th Street (60’ R.O.W.) with the West line of Calhoun Street (60’ R.O.W.);

THENCE, South 30 degrees 00 minutes 00 seconds East, a distance of 460.00 feet with the West Line of Calhoun Street (60’ R.O.W.) to a point for corner, said point being the intersection of the West Line of Calhoun Street (60’ R.O.W.) with the North Line of East Lancaster Avenue (17th Street) (Variable R.O.W.);

THENCE, South 60 degrees 00 minutes 00 seconds West, a distance of 100.00 feet along said North Line of East Lancaster Avenue (17th Street) (Variable R.O.W.) to the beginning of a curve to the right, said curve having a central angle of 10 degrees 51 minutes 01 seconds and a radius of 445.26 feet;

THENCE, along the arc of said Southwesterly curve, a distance of 84.32 feet to the beginning of a curve to the right, said curve having a central angel of 79 degrees 00 minutes 39 minutes and a radius of 20.00 feet;

THENCE, along the arc of said Southwesterly curve, a distance of 27.58 feet to a point for corner, said point being the intersection of the East Line of Commerce Street (80’ R.O.W.) with the North Line of East Lancaster Avenue (17th Street) (Variable R.O.W.);

THENCE, North 30 degrees 00 minutes 00 seconds West, a distance of 432.41 feet with the East Line of Commerce Street (80’ R.O.W.) to a point for corner, said point being the intersection of the East Line of Commerce Street (80’ R.O.W.) with the South Line of 15th Street (60’ R.O.W.);

THENCE, North 60 degrees 00 minutes 00 seconds East, a distance of 200.00 feet along said South Line of 15th Street (60’ R.O.W.) back to the PLACE OF BEGINNING and containing 2.102 acres (91,572 sq. ft.) of land.

TRACT 2 (Appurtenant Easement):

Exclusive easement interest appurtenant to Tract 1 created pursuant to the certain Parking Easement and Temporary Staging Agreement dated as of February 28, 2006, granted by PHFW, LP, and recorded as Document No. 206057958 of the Real Property Records of Tarrant County, Texas.

EXHIBIT B

Deed

DEED

STATE OF TEXAS                                           Sec.

Sec.

COUNTY OF TARRANT                                           Sec.

Effective Date:	February 7, 2012
Grantor:	Presidio Hotel Fort Worth, LP, a Texas limited partnership
Grantee:	Presidio Ft Worth Hotel, LLC, a Nevada limited liability company
Grantee’s Address:	c/o Vestin Mortgage, Inc. 6149 S. Rainbow Blvd. Las Vegas, Nevada 89118 Attn: Daniel B. Stubbs
Deed of Trust:
Mezzanine Deed of Trust, Security Agreement And Fixture Filing With Assignment of Rents dated as of April 30, 2008 (the “Deed of Trust”) executed by Grantor to Edward J. Fields, Jr., Trustee, for the benefit of Vestin Originations, Inc., a Nevada corporation (“Original Lender”), recorded May 7, 2008 as Instrument No. D208168700, as amended by Loan Modification Agreement recorded September 19, 2008 as Instrument No. D208364211, and Second Loan Modification Agreement recorded October 2, 2009 as Instrument No. D209262550, Real Property Records, Tarrant County, Texas

Assignment:	The Deed of Trust was assigned to Grantee by Assignment of Deed of Trsut dated November 30, 2011, recorded December 12, 2011 as Instrument No. D211298678, Real Property Records, Tarrant County, Texas
Secures:
Promissory Note Secured By Mezzanine Deed of Trust dated May 1, 2008 in the original principal sum of $10,600,000.00 executed by Grantor and payable to Original Lender; and Promissory Note Secured By Mezzanine Deed of Trust dated September 18, 2008 in the original principal sum of $1,205,000 executed by Grantor and payable to Vestin Realty Mortgage II, Inc.

Property:
All real property, improvements and personal property described as collateral in the Deed of Trust; the legal description of the real property is also, for the sake of convenience, described on Exhibit A attached hereto and made a part hereof for all purposes; however, the description of the real property, improvements and personal property in the Deed of Trust will control to the extent of any conflict or any deficiency in such description contained in this Notice of Trustee’s Sale, it being the intent that the “Property”, for all purposes hereof, means all property, real, personal, tangible and intangible, which constitutes collateral under, and described in, the Deed of Trust.

Conveyance.  Grantor conveys to Grantee the Property, together with all and singular the rights and appurtenances thereto in any way belonging, to Grantee and Grantee’s and its successors and assigns forever, to have and to hold, the Property, together with the rights, privileges and appurtenances thereto unto Grantee and its successors and assigns, forever.

Warranty of Title. Grantor does hereby bind itself and its successors and assigns to warrant and forever defend all and singular the said premises unto Grantee, its successors and assigns against every person whomsoever lawfully claiming, or to claim the same, or any part thereof, subject to the exceptions of title contained in the Deed of Trust.

Consideration. This Deed is made for consideration of (a) $10.00 and other valuable consideration paid by Grantee to Grantor, (b) assumption by Grantee of ad valorem taxes for 2012 and subsequent years.

Nonmerger. Neither Grantor nor Grantee intend that there be, and there will never be, a merger of the Deed of Trust lien with the fee simple title or any other interest of Grantee in the Property by virtue of this conveyance, and the parties expressly provide that any interest in the Deed of Trust lien and fee simple title will be and remain at all times separate and distinct.

BORROWER:

PRESIDIO HOTEL FORT WORTH, LP,
a Texas limited partnership

By:           Presidio Hotel GenPar, LLC,
a Texas limited liability company

Its:           General Partner

By:
Name:             Sushil R. Patel
Title:             Manager

STATE OF NEVADA	)
)	SS.
COUNTY OF CLARK	)

This instrument was acknowledged before me on this _____ day of February 2012 by Sushil R. Patel, Manager of Presidio Hotel GenPar, LLC, a Texas limited liability company, general partner of Presidio Hotel Fort Worth, LP, a Texas limited partnership known/proved to me to be the person whose name is subscribed to this instrument and who acknowledged to me that he executed the same freely and voluntarily.

______________________________
Notary Public

EXHIBIT A

REAL PROPERTY

TRACT 1 (Fee Simple):

Being a tract of land situated in Ft. Worth, Tarrant County, Texas, and being all of Block D-1-R, a resubdivision of Block D-1, Dagget’s Addition, an addition to the City of Ft. Worth, Texas, according to the Plat recorded in Volume 388-81 on Page 28 of the Tarrant County Deed Records and being more particularly described as follows:

BEGINNING at the intersection of the South Line of 15th Street (60’ R.O.W.) with the West line of Calhoun Street (60’ R.O.W.);

THENCE, South 30 degrees 00 minutes 00 seconds East, a distance of 460.00 feet with the West Line of Calhoun Street (60’ R.O.W.) to a point for corner, said point being the intersection of the West Line of Calhoun Street (60’ R.O.W.) with the North Line of East Lancaster Avenue (17th Street) (Variable R.O.W.);

THENCE, South 60 degrees 00 minutes 00 seconds West, a distance of 100.00 feet along said North Line of East Lancaster Avenue (17th Street) (Variable R.O.W.) to the beginning of a curve to the right, said curve having a central angle of 10 degrees 51 minutes 01 seconds and a radius of 445.26 feet;

THENCE, along the arc of said Southwesterly curve, a distance of 84.32 feet to the beginning of a curve to the right, said curve having a central angel of 79 degrees 00 minutes 39 minutes and a radius of 20.00 feet;

THENCE, along the arc of said Southwesterly curve, a distance of 27.58 feet to a point for corner, said point being the intersection of the East Line of Commerce Street (80’ R.O.W.) with the North Line of East Lancaster Avenue (17th Street) (Variable R.O.W.);

THENCE, North 30 degrees 00 minutes 00 seconds West, a distance of 432.41 feet with the East Line of Commerce Street (80’ R.O.W.) to a point for corner, said point being the intersection of the East Line of Commerce Street (80’ R.O.W.) with the South Line of 15th Street (60’ R.O.W.);

THENCE, North 60 degrees 00 minutes 00 seconds East, a distance of 200.00 feet along said South Line of 15th Street (60’ R.O.W.) back to the PLACE OF BEGINNING and containing 2.102 acres (91,572 sq. ft.) of land.

TRACT 2 (Appurtenant Easement):

Exclusive easement interest appurtenant to Tract 1 created pursuant to the certain Parking Easement and Temporary Staging Agreement dated as of February 28, 2006, granted by PHFW, LP, and recorded as Document No. 206057958 of the Real Property Records of Tarrant County, Texas.